EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ( the “Agreement”), dated June 5th , 2012 between Michael Burns, (“Seller”), Solido Ventures, Inc., a Nevada corporation, (“Solido”) and Portus Inc., a Nevada corporation (“Purchaser”)(individually, a “Party”; collectively, the “Parties”).

RECITALS

WHEREAS, Seller has offered Purchaser the right to purchase 37,500,000 shares of the $0.0001 par value common stock of Solido, (the “Shares”); and

WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller, the Shares upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

ARTICLE 1

SALE AND PURCHASE OF THE SHARES

1.1

Sale of the Shares. Upon execution of this Agreement and subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Shares.

1.2

Instruments of Conveyance and Transfer. Upon execution of this Agreement, Seller shall deliver the Shares to Purchaser. Immediately following Closing, Solido’s corporate secretary shall be authorized to cancel the share certificate in the name of the Seller and reissue the share certificate in the name of the Purchaser.

1.3

Consideration and Payment for the Shares. In consideration for sale of the Shares, Purchaser shall pay Seller at Closing the sum of $22,500 (the “Purchase Price”). The Purchase Price to be wire transferred to Seller’s attorney, Sheila Seck.

ARTICLE 2

REPRESENTATIONNS AND WARRANTIES OF SELLER AND SOLIDO

As of the Closing Date, the Seller and Solido, jointly and severally, represent and warrant to Purchaser, and acknowledge that Purchaser is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Portus, as follows:

2.1

Organization and Good Standing

Solido is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate authority to own, lease and to carry on its business as now being conducted.

2.2

Authority

Seller and Solido have all requisite individual and corporate authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Seller Documents”) to be signed by Seller and Solido and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Seller Documents by Seller and Solido the consummation of the transactions contemplated hereby have been duly authorized by Seller’s board of directors and shareholders. No other corporate or shareholder proceedings on the part of Seller or Solido is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Seller Documents when executed and delivered by Seller and Solido as contemplated by this Agreement will be, duly executed and delivered by Seller and Solido, and this Agreement is, and the other Seller Documents when executed and delivered by Seller as contemplated hereby will be, valid and binding obligations of Seller and Solido enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;
(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
(c)	as limited by public policy.

2.3

Capitalization of Solido

As of the date of this Agreement, and as of the Closing Date, the Shares will be duly authorized, validly issued, not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of the state of its incorporation. There are no agreements purporting to restrict the transfer of the Shares. There are no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Shares. There are, and will not be at the Closing Date, any equity securities issued or issuable or other securities which can be converted into any class of equity securities of Solido. The Shares represent all of the issued and outstanding equity securities of Solido.

2.4

Title and Authority of Seller

Seller is and will be as of the Closing, the registered and beneficial owner of and will have good and marketable title to the Shares, free and clear of all liens, charges and encumbrances whatsoever; and such Shares held by Seller have been duly and validly issued and are outstanding as fully paid and non-assessable equity shares in the capital of Solido. Seller has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the registered, legal and beneficial title and ownership of the Shares held by him.

2.5

Corporate Records of Solido.

The corporate records of Solido, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects and shall be delivered to Purchaser at Closing including but not limited to all accounting records.

2.6

Non-Contravention

Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Seller condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its subsidiaries, or any of their respective material property or assets;

(b)	violate any provision of the Articles of Incorporation or bylaws of Solido or any laws applicable to Seller; or
(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Seller or Solido;

2.7

Actions and Proceedings

(a)

There is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting either Solido or the Seller which involves any of the business, or the properties or assets of the Seller.

(b)	At Closing, all current officers and directors of Solido will tender their resignation and appoint George Dale Murray, II as the Company’s sole officer and director.

2.8

Compliance

(a)

Seller and Solido are in compliance with, are not in default or violation in any respect under, and have not been charged with or received any notice at any time of any violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Seller;

(b)	Seller and Solido are not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business or operations;
(c)

Seller and Solido have duly filed all reports and returns required to be filed by it with governmental authorities and have obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Seller, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(c)

Solido has operated in compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Neither Solido nor Seller has received any notice of any violation thereof, nor is Seller aware of any valid basis therefore.

2.9

Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Seller of the transaction contemplated by this Agreement or to enable Solido to continue to conduct its business after the Closing in a manner which is consistent with its current business operations.

2.10

Financial Statements and Representations

The financial statements delivered to Purchaser and contained in the Solido quarterly report for the period ended March 31, 2012 are true and accurate. There will be no changes in the financial condition of Solido at Closing except that there will be no outstanding liabilities of any kind or nature.

The financial statements delivered to Purchaser are:

(a)	in accordance with the books and records of Solido;
(b)	present fairly the financial condition of Seller as of the respective dates indicated and the results of operations for such periods;
(c)	have been prepared in accordance with GAAP when required by law or regulation and otherwise have been consistently prepared using standard accounting procedures; and
(d)

Solido has not received any advice or notification from any consultant or accountant that Solido has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Solido financial statement or the books and records of Solido, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Solido accurately and fairly reflect, in reasonable detail, the assets and liabilities of Solido. Solido has not engaged in any transaction, maintained any bank account, or used any funds except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Solido.

2.11

Absence of Changes

Since the date of the Solido financial statements, Solido has not:

(a)	incurred any liabilities, sold, encumbered, assigned or transferred any material fixed assets or properties;
(b)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Seller to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(c)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(d)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;
(e)	entered into any transaction other than in the ordinary course of business consistent with past practice; or
(f)	agreed, whether in writing or orally, to do any of the foregoing.

2.12

Subsidiaries of Solido

None.

2.13

Intellectual Property of Solido

None.

(b)

Patents

None.

2.14

Insurance

None.

2.15

 Forgiveness of Indebtedness

At Closing, all sums otherwise due and payable the Seller, its officers, directors or third party creditors shall either be forgiven or satisfied so that at Closing, Solido will have no outstanding liabilities.

2.16

Absence of Undisclosed Liabilities

Each party shall be responsible for all costs incurred by each in connection with this Transaction. As of the date of the financial statements and as of the Closing Date and except for fees related to this transaction and SEC filings which will be paid by Seller on the Closing Date to the applicable parties, it being agreed and understood that Purchaser shall have no liability for any SEC filing fees incurred prior to Closing. Solido has no liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Solido financial statements or have not heretofore been paid or discharged;
(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Purchaser;

2.17

Tax Matters

As of the date hereof:

(a)	Solido has filed no tax returns because it has not generated any income.
(b)	Solido has paid all taxes that have become or are due with respect to any period ended on or prior to the date hereof;
(c)

Solido is not presently under and has not received notice of, any contemplated investigation or audit by the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)

all taxes required to be withheld on or prior to the date hereof from employees for income taxes, social security taxes, unemployment taxes and other similar withholding taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and;

(e)

the Solido financial statements contain full provision for all taxes including any deferred taxes that may be assessed to Solido and all contingent liabilities for taxes have been provided for or disclosed in the Solido financial statements.

2.19

SEC Filings

Seller has furnished or made available to Purchaser a true and complete copy of each report, schedule, registration statement or other reports filed by Solido with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Solido SEC Documents”). As of their respective dates, the Solido SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Solido SEC Documents. The financial representations included with the Solido SEC Documents are true, correct, and complete copies of the financial statements of Solido, together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year and interim period then ended (collectively, the “Solido Financial Statements”).

2.20

Survival of Representations and Warranties

The representations and warranties contained herein shall survive the closing for one year.

ARTICE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

As of Closing, Purchaser represents and warrants to Seller and acknowledges that Seller is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Seller, as follows:

3.1

Organization and Good Standing

Purchaser is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada. Purchaser has all requisite corporate authority to own, lease and to carry on its business as now being conducted. It is qualified to do business and is in good standing in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Purchaser.

3.2

Authority

Purchaser has all requisite corporate authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Purchaser Documents”) to be signed by each and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of the Purchaser Documents and the consummation by each of the transactions contemplated hereby have been duly authorized by board of directors and no other corporate proceedings is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Purchaser Documents when executed and delivered by Purchaser as contemplated by this Agreement will be, duly executed and delivered by Purchaser and this Agreement is, and the other Purchaser Documents when executed and delivered by Purchaser, as contemplated hereby will be, valid and binding obligations of Purchaser enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and otherlaws of general application affecting enforcement of creditors’ rights generally;
(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
(c)	as limited by public policy.

3.3

Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Purchase under any term, condition or provisions of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its material property or assets.

(b)	violate any provision of the applicable incorporation or charter documents of Purchaser; or
(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Purchaser or any of its material property or assets.

3.4

Actions and Proceedings

There is no pending claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Purchaser, threatened against Purchaser which involves any of the business, or the properties or assets of Purchaser that, if adversely resolved or determined, would have a material adverse effect on this transaction.

3.5

Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Purchaser of the Transaction contemplated by this Agreement.

3.6

Investment Intent

Purchaser is acquiring the Shares solely for Purchaser’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

3.7

Survival of Representations and Warranties

The representations and warranties contained herein shall survive the Closing for one year.

ARTICLE 4

GENERAL PROVISIONS

4.1

Entire Agreement

This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

4.2

Waiver and Amendment

Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

4.3

Choice of Law

This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the state of Florida including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

4.4

Exclusive Jurisdiction and Venue

The Parties agree that the Courts of Palm Beach County, Florida shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

4.5

Counterparts

This Agreement may be executed in several counterparts, including facsimile counterparts, and it shall not be necessary for each Party to execute each of such counterparts, but when all of the Parties have executed and delivered one of such counterparts, the counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each Party in accordance with its terms.

4.6

Attorneys’ Fees

In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

4.8

Taxes

Any taxes required to be paid in connection with the payments due hereunder, shall be borne by the Party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the Party required to withhold such tax shall furnish to the Party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written herein above.

SELLER:	PURCHASER:

/s/ Michael Burns	PORTUS, INC.
Michael Burns
	By:	/s/ George Dale Murray II, president

SOLIDO VENTURES, INC.

/s/ Michael Burns
BY: Michael Burns, President